As filed with the Securities and Exchange Commission on April 29, 2019

                                                                                                                                  Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GAIA, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1113527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

833 West South Boulder Road

Louisville, Colorado 80027

(303) 222-3600

(Address of principal executive offices, including zip code)

Gaia, Inc. 2019 Long-Term Incentive Plan

Gaia, Inc. 2019 Employee Stock Purchase Plan

(Full title of the Plan)

Jirka Rysavy

Chief Executive Officer

Gaia, Inc.

833 W. South Boulder Road

Louisville, Colorado 80027-2452

(303) 222-3600

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Thomas R. Stephens, Esq.

Polly S. Swartzfager, Esq.

Bartlit Beck LLP

1801 Wewatta Street, Suite 1200

Denver, Colorado 80202

(303) 592-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐  Accelerated filer ☒Non-accelerated filer ☐  Smaller reporting company ☒   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.0001 par value per share:
—2019 Long-Term Incentive Plan	1,800,000(2)	$8.98(4)	$16,164,000	$1,959.08
—2019 Employee Stock Purchase Plan	300,000(3)	$7.63(5)	$2,289,000	$277.43
Total:	2,100,000		$18,453,000	$2,236.51

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock (“Class A common stock”) that become issuable under the Registrant’s 2019 Long-Term Incentive Plan (“LTIP”) and the Registrant’s 2019 Employee Stock Purchase Plan (“ESPP”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A common stock.

(2)	Represents 1,800,000 shares of Class A common stock reserved for issuance pursuant to future awards under the LTIP.

(3)	Represents 300,000 shares of Class A common stock reserved for issuance under the ESPP.

(4)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $8.98 per share, which is the average of the high and low prices of Class A common stock, as reported on The Nasdaq Global Market on April 23, 2019.

(5)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of 85% of $8.98 per share, which is the average of the high and low prices of Class A common stock, as reported on The Nasdaq Global Market on April 23, 2019. Pursuant to the ESPP, the purchase price of the shares of Class A common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of a share of Class A common stock on the first trading day of the offering period or on the exercise date.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 constituting the requirements of a Section 10(a) prospectus is omitted from this registration statement (this “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. Such information is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. However, such information required by Item 1 and Item 2 of Part I will be delivered to the participants in the equity benefit plans covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                            Incorporation of Documents by Reference.

Gaia, Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents filed by it with the Commission:

(a)   the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 4, 2019;

(b)   the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on April 29, 2019;

(c)   the Registrant’s Current Report on Form 8-K, filed with the Commission on April 29, 2019; and

(d)   the description of the Registrant’s Class A common stock incorporated by reference into the Registrant’s Registration Statement on Form 8-A filed with the Commission on October 1, 1999.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may request a copy of any filings referred to above (excluding certain exhibits to the documents), at no cost, by writing or telephoning us at the following address:

Gaia, Inc.

833 W. South Boulder Road

Louisville, Colorado 80027-2452

Attention: Investor Relations

Item 4.                            Description of Securities.

 Not applicable

 Item 5.                            Interests of Named Experts and Counsel.

Not applicable

 Item 6.                            Indemnification of Directors and Officers

 Colorado law currently provides for indemnification of directors, officers and other employees who are made party to a proceeding because of the person’s position as a director, officer or employee if: the person’s conduct was in good faith; the person reasonably believed that the person’s conduct in an official capacity was in the corporation’s best interests and in all other cases that the conduct was not opposed to the corporation’s best interests, and that in the case of a criminal proceeding that the person’s conduct was not unlawful. Colorado law prohibits such indemnification in a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation and in a proceeding in which the person was adjudged liable of having derived an improper personal benefit (C.R.S. § 7-109-101 et. seq. (2017)). Colorado law also provides for the elimination or limitation of the personal liability of directors for monetary damages for any breach of fiduciary duty as a director (except for breach of a director’s duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions, or any transaction from which the director derived an improper personal benefit), and provides that no director or officer shall be personally liable for any injury to person or property arising from a tort committed by one of our employees, unless the director or officer was either personally involved in the situation giving rise to the litigation or committed a criminal offense in connection with such situation. (C.R.S. § 7-108-402 (2017)). Our articles of incorporation eliminate the personal liability for monetary damages of, and provide indemnification to, our directors and officers to the fullest extent permitted by the Colorado Business Corporation Act. Among other things, these provisions provide indemnification for our officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of the lawsuit or proceeding.

 We maintain a directors and officers insurance policy providing insurance indemnifying our directors and executive officers for certain liabilities. This insurance policy insures our past, present and future directors and officers, with certain exceptions, from claims arising out of any error, misstatement, misleading statement, act, omission, neglect or breach of duty by any of the directors or officers while acting in their capacities as such. Claims include claims arising from sales and purchases of our securities and shareholder derivative actions.

Item 7.                            Exemption from Registration Claimed.

Not applicable

 Item 8.                            Exhibits

Exhibit Number	Description of Exhibit

4.1	Form of the Registrant’s Stock Certificate

5.1	Opinion of Bartlit Beck LLP

23.1	Consent of Plante Moran PLLC

23.2	Consent of Bartlit Beck LLP (included in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney (included in the signature page to this Registration Statement)

99.1	Gaia, Inc. 2019 Long-Term Incentive Plan

99.2	Gaia, Inc. 2019 Employee Stock Purchase Plan

Item 9.                            Undertakings

(1) The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on April 29, 2019.

GAIA, INC.
By:	/s/ Paul Tarell
Paul Tarell Secretary and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jirka Rysavy and Paul Tarell, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jirka Rysavy	Chief Executive Officer	April 29, 2019
Jirka Rysavy	(Principal Executive Officer
and Director)

/s/ Paul Tarell	Chief Financial Officer	April 29, 2019
Paul Tarell	(Principal Financial and
Principal Accounting Officer)

/s/ Kristen Frank	Director	April 29, 2019
Kristen Frank

/s/ Chris Jaeb	Director	April 29, 2019
Chris Jaeb

/s/ David Maisel	Director	April 29, 2019
David Maisel

/s/ Dae Mellencamp	Director	April 29, 2019
Dae Mellencamp

Director
Keyur Patel

/s/ Paul Sutherland	Director	April 29, 2019
Paul Sutherland